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                                                                  EXHIBIT 23.3

                         [DELOITTE & TOUCHE LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Huntingdon Life Sciences Group plc on Form S-4 of our reports dated March 30, 2001, appearing in the Annual Report on Form 10-K of Huntingdon Life Sciences Group plc for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE


Deloitte & Touche
London, United Kingdom

                                7 November 2001